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                                                                    Exhibit 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Mrs. Fields' Original Cookies, Inc., and in the Prospectus constituting part of this registration Statement on Form S-4 of Mrs. Fields' Holding Company, Inc. of our report dated November 12, 1998 as amended on February 4, 1999 relating to the financial statements of Cookie Conglomerate, Inc. and its Affiliates, which appears in such documents.


/s/ Habif, Arogeti & Wynne, LLP
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Habif, Arogeti & Wynne, LLP
Atlanta, Georgia  30309-3837
September 10, 1999